Exhibit 99.1

                            ASSET PURCHASE AGREEMENT
                            ------------------------

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 30th day of August, 2004, by and among ARCADIA HEALTH SERVICES, INC., a Michigan corporation with its principal executive offices located at 26777 Central Park Boulevard, Suite 200, Southfield, Michigan 48076, and SECOND SOLUTIONS, INC., a Maine corporation (collectively the "Buyer"), and MERIT STAFFING RESOURCES, INC., a Maine corporation, with its principal place of business at 153 Andover Street, Danvers, Massachusetts 01923 (the "Seller"), and HARRIETTE HUNTER, the majority shareholder of Seller ("Shareholder"). Capitalized terms used but not defined herein have the meaning ascribed to such terms in Article 7 hereof.

                                    RECITALS

         A. Shareholder owns a majority (see SCHEDULE 4.5) of the issued and outstanding shares of the capital stock of Seller;

         B. Seller is engaged in the health care staffing business in the current geographic area detailed in SCHEDULE 1 (the "Business");

         C. Seller desires to sell, and Buyer desires to purchase, the assets of
Seller  described  below,   upon  the  terms  and  subject  to  the  conditions,
representations and covenants contained in this Agreement; and

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises representations, warranties and covenants herein contained, the parties agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

         1.1 SALE AND PURCHASE OF ASSETS. Seller hereby sells, transfers, conveys and assigns to Buyer, and Buyer hereby purchases from Seller, effective on the Closing Date, free and clear of all Encumbrances whatsoever and upon the terms and conditions set forth in this Agreement, all of the assets, properties, rights and claims, whether tangible or intangible, which are owned by Seller, except for the Excluded Assets.

         All of the foregoing assets, properties, rights and claims are hereinafter referred to as the "Assets Purchased" and include, without limitation, equipment, fixtures, furniture, computer hardware and software, leasehold improvements and other tangible property owned or used by Seller, supplies, accounts receivable (as specified herein), refunds, rebates, credits, prepaid assets, notes, claims, suits, causes of action and all other receivables or potential receipts of any type or nature, intellectual property assets, including, without limitation, patents, trademarks, service marks, trade names, internet domain names, e-mail addresses, internet web pages,



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slogans,   brand  names,   telephone   numbers,   advertisements  and  listings,
copyrights,  customer  and  supplier  lists,  vendor  numbers,  proprietary  and
intellectual  rights,  goodwill,   trade  secrets  and  licenses,   transferable
governmental  permits,   consents,   authorizations,   approvals  and  licenses,
organizational records, employee lists, sales literature, catalogs, plans, drawings, purchase orders, agreements, contracts (whether oral or written) and contract rights, invoices, brochures, receipts, all marketing, accounting, certain financial and business records reasonably needed to operate the Business, client information, personnel files, operational procedures, and all other materials relating in any manner to the operation of the Business.

                  1.1.1 ASSUMED CONTRACTS. Sellers' oral and written agreements, contracts and contract rights (the "Contracts") relating to the Business, including, without limitation, those relating specifically to the provision of services by the Seller, shall be referred to herein as the "Assumed Contracts". To the extent that the assignment of any Assumed Contract, or permit, license, approval, qualification or the like to be assigned to Buyer shall require the consent of any other party, Seller shall use its best efforts to obtain any and all consents ("Consents") necessary to such assignments and deliver them at Closing. Seller shall reasonably cooperate with Buyer in obtaining any such Consents necessary subsequent to Closing.

                  1.1.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the Assets Purchased shall not include those assets described on SCHEDULE
         1.1.2 (collectively the "Excluded Assets"), including but not limited to receivables due to Seller for operations of the Business prior to the Closing Date which are greater than 120 days outstanding as of the Closing Date (the "Aged Accounts Receivable"), which Aged Accounts Receivables are listed as part of SCHEDULE 1.1.2.


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         1.2 BILL OF SALE AND ASSIGNMENT.  Seller shall sell,  transfer,  convey and assign the Assets Purchased to Buyer by Bill of Sale and Assignment, in the form attached as EXHIBIT 1.2, so as to vest in Buyer good title in and to the Assets Purchased, free and clear of all Encumbrances.

         1.3 NO ASSUMPTION OF LIABILITIES. Any and all claims, obligations, costs and liabilities against either the Seller or the Shareholder or otherwise arising out of the Assets Purchased or the Business prior to Closing, whether fixed or contingent and whether now existing or hereafter arising ("Seller's Liabilities") shall be and remain the Seller's sole obligation and responsibility and the Buyer assumes no Seller's Liabilities whatsoever. Seller shall fully pay and discharge all Seller's Liabilities as and when due. With respect to the Assumed Contracts, Buyer shall assume and perform the obligations of Seller which accrue following the Closing under such Contracts and Buyer shall only be obligated for Buyer's own future performance under such Contracts. Buyer shall have no duties, obligations or liabilities whatsoever resulting from or arising out of any partial or full performance or default by Seller or Shareholder or any other party in any Assumed Contract, nor shall Buyer have any duties, liabilities or obligations whatsoever under any contract of Seller that is not an Assumed Contract.

                                   ARTICLE 2
                                 PURCHASE PRICE
                                 --------------

         2.1 PURCHASE PRICE. In consideration of the sale and transfer by Seller to Buyer of the Assets Purchased pursuant hereto, the aggregate purchase price (the "Purchase Price") to be paid by Buyer for the Assets Purchased shall be:

                  2.2.1 Cash at closing equal to 85% of the amount of Seller's accounts receivable under 120 days outstanding as of the day prior to the Closing Date, which accounts receivable are listed in SCHEDULE 4.11 (the "Accounts Receivable"), plus the sum of $200,000, subject to a total maximum cash payment at Closing of $1.6 Million (the "Accounts Receivable Payment"); plus

                  2.1.2 Forty-eight (48) monthly payments, commencing one month subsequent to the Closing Date, with a minimum total payment over said 48-month period of $864,000 and a maximum total payment over such 48-month period of $1.6 Million, the total payment amount being calculated and being paid in the manner provided herein (the "48-Month Payment"), and evidenced by the Promissory Note attached as EXHIBIT 2.1.2.

however, to the extent that 85% of Accounts Receivable outstanding on the Closing Date exceeds $1.4 Million and the Accounts Receivable payment is capped at $1.6 Million as set forth above, those excess accounts receivable shall, if and when collected by Buyer, be added to the payment to be made to Seller under
Section 2.4.2.


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

         2.2 ALLOCATION OF PURCHASE PRICE. The parties mutually agree that the consideration for the Assets Purchased shall be allocated as provided in
SCHEDULE 2.2, which allocation shall be adhered to for income tax purposes in all Tax returns and governmental statements and filings of the parties.

         2.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable in the following manner:

                  2.3.1 The Accounts Receivable Payment shall be payable at Closing by bank cashier's or certified check or by inter-bank wire transfer.

                  2.3.2 The 48-Month Payment shall be paid monthly, in amounts to be determined as provided hereunder, for 48 months, commencing one month after the Closing Date; provided, that any installment of the 48-Month Payment otherwise payable on a day that is not a Business Day shall be paid on the next succeeding Business Day.

         2.4 THE ACCOUNTS RECEIVABLE COLLECTION.

                  2.4.1 [INTENTIONALLY OMITTED].

                  2.4.2 From and after the Closing Date, Buyer shall use reasonable efforts to collect the Accounts Receivable. To the extent that within 120 days of the Closing Date, Buyer collects Accounts Receivable in an aggregate amount greater than an amount equal to the Accounts Receivable Payment minus the sum of $200,000, Buyer shall pay Seller any excess collected (including, to the extent that 85% of Accounts Receivable outstanding on the Closing Date exceeded $1.4 Million, any excess collected on Accounts Receivable not otherwise part of the Purchase Price on the Closing Date due to the $1.6 Million cap in Section 2.1.1 above) within thirty (30) days of receipt of such excess amount. Conversely, to the extent that within 120 days of the Closing Date Buyer shall collect Accounts Receivable in an aggregate amount less than an amount equal to the Accounts Receivable payment minus the sum of $200,000, any deficit shall, in Buyer's sole discretion, be reimbursed to Buyer (i) in the form of deductions from any portion of the 48-Month Payment otherwise owing, or (ii) by immediate payment from Seller to Buyer.

                  2.4.3 In connection with Buyer's attempt to collect the Accounts Receivable, Seller will be provided with an Aged Trial Balance Report on a monthly basis, for a minimum of 120 days after the Closing Date. At such time, after a minimum of 120 days after the Closing Date, that Buyer, using its reasonable efforts, has determined that all possible Accounts Receivable have been collected, any uncollected Accounts Receivable shall be returned to the Seller and any deficiencies in collecting Accounts Receivable in an aggregate amount equal to the Accounts Receivable Payment minus the sum of $200,000 shall be reimbursed to Buyer as set forth in Section 2.4.2. For any account receivable which is part of the Accounts Receivable and for which Buyer has established a payment plan which extends beyond 120 days after Closing, so long as Buyer has collected Accounts Receivable in an aggregate amount equal to the Accounts Receivable Payment minus the sum of $200,000, Buyer shall send any additional payments received

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         after such 120 day  period to Seller  within 30 days of receipt of such payments by Buyer. Likewise, assuming Buyer has collected Accounts Receivable in an aggregate amount equal to the Accounts Receivable Payment minus the sum of $200,000, Buyer will then forward to Seller within 30 days of receipt, any payments that come to Buyer for those receivables which were returned to Seller.

                  2.4.4 Seller may, at its own expense, conduct an independent audit to verify Buyer's collection efforts and the receipt by Buyer of the Accounts Receivable, until such time as all money has been collected from those customers pursuant to an agreed upon payment plan and/or receivables have been returned by Buyer to Seller for follow up.

                  2.4.5 For accounts receivable of the Seller which are over 120 days outstanding as of the Closing Date ("Aged Accounts Receivable"), although such receivables are Excluded Assets and Buyer shall not advance any funds to Seller on such receivables as part of the calculation of Purchase Price, Buyer will control and manage in its sole discretion the collection of such Aged Accounts Receivable, excepting only receivables from or on behalf of Braintree Landing and Blair House. Any monies received on Aged Accounts Receivable may be utilized to offset any amounts otherwise owing Buyer hereunder. Buyer shall control and manage the collection of such receivables until an amount equal to the Accounts Receivable Payment minus the sum of $200,000 has been fully recouped by Buyer, at which time all remaining Aged Accounts Receivables will be turned over to Seller for follow up.

                  2.4.6 At or prior to Closing, Seller shall provide Buyer with all invoices evidencing the Accounts Receivable and Aged Accounts Receivable, such invoices being attached hereto as SCHEDULE 2.4.6.

         2.5 THE 48-MONTH PAYMENT. The minimum amount of each monthly installment of the 48-Month Payment shall be $18,000, subject to Buyer's rights of set-off/recoupment as set forth herein. The 48-Month Payment shall be determined by calculating the dollar amount of the gross margin on the annualized revenue of the Business purchased herein for the four one year periods immediately following the Closing Date, multiplied by 28% ("Yearly Gross Margin Amount"). The Yearly Gross Margin Amount shall be determined within thirty (30) days of the end of each annual period, for each of the four years immediately subsequent to the Closing Date. For each year, to the extent the Yearly Gross Margin Amount shall exceed $216,000, such incremental amount (on a dollar-for-dollar basis) shall be payable to Seller within thirty (30) days of the end of such year period. The Yearly Gross Margin Amount shall be capped at a maximum of $400,000 and in no event shall the 48-Month Payment exceed $1.6 Million.

         Based upon the above, the minimum annual payment to Seller pursuant to the 48-Month Payment shall be $18,000 x 12 = $216,000. To the extent the Yearly Gross Margin Amount for a given year exceeds $216,000, the payment for that year pursuant to the 48-Month Payment shall be increased dollar-for-dollar to a maximum of $400,000 per year, for a maximum 48-Month Payment of $1.6 Million over the four year period. The minimum 48-Month Payment over the four year period shall be $18,000 x 48 = $864,000. All payments made by Buyer to Seller under the 48-Month Payment shall be subject to Buyer's right of recoupment/set-off hereunder.


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

         2.6 EMPLOYEES/REPRESENTATIVES. The Buyer may, but shall be under no obligation to, hire or retain the services of any of Seller's employees, agents or representatives following the execution of this Agreement. The Buyer shall have no liabilities arising out of any termination of Seller's employees, agents or representatives, nor shall Buyer have any liabilities arising out of any employee benefit plans, severance or other agreements or arrangements with respect to any such Persons, and Seller shall fully pay and discharge all such liabilities.

         2.7 INTEREST ON PAYMENT. ANY PAYMENTS TO ANY PARTY NOT PAID AS AND WHEN DUE HEREUNDER SHALL BEAR SIMPLE INTEREST AT THE RATE OF SIX PERCENT (6%) PER ANNUM.

         2.8 USE OF PURCHASE PRICE PROCEEDS. Seller and Shareholder shall use the Purchase Price received at Closing and otherwise to pay all material liabilities of Seller. The parties agree that the proceeds to be received by Seller at Closing shall be disbursed directly as set forth in Exhibit 2.8.

                                   ARTICLE 3
                            CLOSING AND CLOSING DATE
                            ------------------------

         3.1 CLOSING AND CLOSING DATE. The consummation of the transactions contemplated by this Agreement (the "Closing"), shall occur on or before August 30, 2004 (the "Closing Date").

         3.2 CONSENTS; APPROVALS. From the date hereof, the parties shall in good faith use their respective best efforts, to the full extent of their ability and at their sole cost and expense, to obtain all required consents and governmental approvals, including, without limitation, responding promptly to inquiries and comments, furnishing all documents and information requested and making their premises, personnel, files and business records available for inquiry and inspection in connection with seeking such approval.

         3.3 CLOSING OBLIGATIONS.

                  3.3.1 Seller, and Shareholder (where applicable), will deliver to Buyer (collectively the "Seller's Closing Deliveries"):

                           a. Such bills of sale,  assignments,  certificates of
                  title,   UCC   termination   statements  and  other  discharge
                  documents and instruments reasonably requested by Buyer in order to effectuate the transfer of marketable title to the Assets Purchased, free of all Encumbrances, to the Buyer and to effectuate and evidence the terms and provisions of this Agreement, consistent always with the terms and provisions of this Agreement;

                           b. Non-competition  agreements from Harriette Hunter,
                  Jonathan  Hunter and  Robert C.  Hunter in the form of EXHIBIT
                  3.3.1 (the "Non-Competition Agreements");

                           c. Written,  valid,  binding and enforceable Consents
                  executed by all Persons whose consent, authorization and/or approval is necessary or appropriate in order to validly transfer all of Seller's rights under the Assumed Contracts to

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

                  the Buyer, to validly transfer the Assets Purchased, and to consummate the transactions contemplated herein;

                           d.  Certified  Resolutions  of the Seller's  Board of
                  Directors  and   shareholders   approving   the   transactions
                  contemplated hereunder;

                           e. An opinion of legal  counsel to the Seller,  dated
                  as of the Closing Date, in the form of EXHIBIT 3.3(E);

                           f. Releases from  shareholders of the Seller,  of the
                  Buyer from all liability, except any liability arising from a breach of this Agreement or any document executed in connection herewith;

                           g. Such other documents as Buyer may reasonably request in connection with the transactions contemplated hereunder.

                  3.3.2  Buyer  will   deliver  to  Seller   ("Buyer's   Closing
         Deliveries")

                           a. The Accounts Receivable Payment;

                           b. Such  agreements for the assumption of the Assumed
                  Contracts as reasonably requested by Seller and reasonably approved by Buyer, consistent with the provisions of this Agreement.

                           c.  Certified  Resolutions  of the  Buyer's  Board of
                  Directors   and   Shareholder   approving   the   transactions
                  contemplated hereunder; and

                           d. Such  other  documents  as Seller  may  reasonably
                  request in connection with the transactions contemplated hereunder.

                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER
            --------------------------------------------------------

         As a material inducement to Buyer entering into this Agreement and knowing and acknowledging that Buyer is relying upon the same, Seller makes as of the Closing Date, the following representations and warranties to Buyer.

         4.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maine, with full power and authority to conduct its business as it is now being conducted, to own, lease and use the Assets Purchased and Excluded Assets and to perform all its obligations under this Agreement. Seller is and has been duly qualified to do business as a foreign corporation and is and has been in good standing under the laws of each state during all such times in which either the ownership, leasing or use of the Assets Purchased, or the nature of the activities conducted by them, required such qualification.

         4.2 AUTHORITY/ENFORCEABILITY. This Agreement constitutes the legal, valid, and binding obligation of Seller and, enforceable in accordance with its terms. Seller has the


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absolute and unrestricted right, power,  authority,  and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement.

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereunder will, directly or indirectly (with or without notice or lapse of time): (a) contravene, result in a violation of or have any adverse affect upon
(i) any provision of the organizational documents of Seller, or (ii) any resolution adopted by the Board of Directors or shareholders of Seller; (b) contravene, conflict with, or result in a violation of, or give any governmental body or other Person the right to challenge any of the transactions contemplated hereunder or to exercise any remedy or obtain any relief under any legal requirement, any order to which Seller, shareholders or any of the Assets Purchased may be subject; or (d) contravene, conflict with, result in a violation or breach of any provision of, give any Person the right to declare a default or exercise any remedy under, or to cancel, any Contract.

         4.4 CONSENTS. Except for the Consents described in SCHEDULE 4.4 ("Consents"), the Seller is not and shall not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement, the transfer of the Assets Purchased, the transfer of Seller's rights in the Assumed Contracts to the Buyer or the consummation or performance of any of the transactions contemplated hereunder.

         4.5 OWNERSHIP OF SELLER. The shareholders set forth in SCHEDULE 4.5 own, legally and beneficially, one hundred percent (100%) of all of the outstanding voting and other stock and securities of Seller.

         4.6 FINANCIAL STATEMENTS. Seller has delivered to Buyer the following financial statements of the Seller ("Financial Statements"): (a) the audited balance sheets of Seller as of December 31, 2002 and December 31, 2003, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the accountant's report and opinion therein, and (b) unaudited balance sheets of Seller as of June 30, 2003 and June 30, 2004, and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the periods then ended (the "Interim Financial Statements"). All Financial Statements are materially true, accurate, complete and fully and accurately present the properties, financial condition, results of operation, changes in stockholders' equity, and cash flow of the Seller as of the respective dates of and for the periods referred to in such Financial Statements, all in accordance and pursuant to GAAP, consistently applied.

         4.7 BOOKS AND RECORDS. The books of account, business and accounting records, minute books and other records of Seller, all of which have been made available to Buyer, are complete, accurate and correct.

         4.8 TITLE TO ASSETS PURCHASED. Seller owns and has absolute, good and marketable title to all of the Assets Purchased, free and clear of all Encumbrances. The Assets Purchased are (i) in good operating condition, (ii) all located at the offices of Seller, and (iii) the only assets, except for the Excluded Assets, which are (a) used in the Business or operations of Seller, and


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(b)  reflected  in the books,  records  and  Financial  Statements  and  Interim
Financial Statements of Seller.

         4.9 REAL PROPERTY.

                  4.9.1 Seller does not own any real property.

                  4.9.2 SCHEDULE 4.9.2 lists and describes all real property leased or subleased to or by Seller ("Leased Property"). The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in SCHEDULE 4.9.2. With respect to each such leased property which is leased to Seller: (i) the leases are in full force and effect and have not been amended and neither the Seller nor any other party thereto, is in default under any such lease; (ii) there are no pending or threatened condemnation proceedings, or lawsuits or administrative actions relating to any parcel of Leased Property which could effect the current use or occupancy thereof; (iii) there are no public improvements which should have been ordered, threatened, announced or contemplated which have not been completed, assessed and fully paid for; (iv) there are no parties (other than the Seller) in possession or control of any parcel of Leased Property; and (v) each parcel of Leased Property abuts on and has direct vehicular access to a public road, and access to the property is provided by a paved public right-of-way with adequate curb cuts available.



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         4.10  CONDITION,  MAINTENANCE AND USE OF ASSETS  PURCHASED.  The Assets
Purchased are structurally sound, in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Assets Purchased are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cause. The Assets Purchased are sufficient for the continued conduct of the Business by Buyer after the Closing in substantially the same manner as conducted by Seller during the twelve (12) months prior to the Closing Date. During the twelve month period prior to the date hereof, there has been no material deviation or reduction in the historical practices of Seller with respect to the amount or nature of the maintenance and repair performed with respect to the Assets Purchased.

         4.11 ACCOUNTS RECEIVABLE. All Accounts Receivable included in the Assets Purchased represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business, are current and collectible, in full, subject to no offsets or defenses and are expected to be collected in full, without any set-off, within 120 days after the date on which such Accounts Receivable were first created. Such Accounts Receivable are set forth in SCHEDULE 4.11 attached hereto.

         4.12 INVENTORY. Seller has no inventory.

         4.13 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 4.13, the Seller has no Liabilities except for liabilities reflected in the Interim Financial Statements and current liabilities for trade payables and accrued operating expenses incurred in the Ordinary Course of Business since the date of the Interim Financial Statements.

         4.14 TAXES.

                  4.14.1. Seller has filed or caused to be filed, on a timely basis, all Tax returns that are or were required to be filed by or with respect to Seller, pursuant to applicable Legal Requirements.

                  4.14.2. All Taxes that Seller is or was required by Legal Requirements to pay, withhold or collect have been duly paid, withheld or collected and, to the full extent required, have been timely paid to the proper Governmental Body or other Person.

                  4.14.3. There have been no audits of or proposed or actual adjustments to any Tax returns of Seller.

                  4.14.4. All Tax returns filed by Seller are true, correct, and complete, and true copies of all Tax Returns filed by Seller within the three (3) year period prior to the date hereof have been made available to Buyer.

                  4.14.5. Seller has filed a valid election to be taxed under subchapter C of the IRC ("C election") and the Seller's C election and status as a C corporation for federal income tax purposes has been continuously and validly in effect since election and shall remain in effect through the Closing Date.

         4.15 NO MATERIAL ADVERSE CHANGE. During the twelve (12) month period immediately preceding the date hereof, there has not been any material adverse change to the Business or the

Assets Purchased, and no event has occurred or circumstance exists that may result in a material adverse change to the Business or the Assets Purchased.

         4.16 EMPLOYEE BENEFITS. SCHEDULE 4.16 describes each Employee Benefit Plan that Seller maintains or to which Seller contributes and each Employee Benefit Plan that Seller formerly maintained or to which the Seller ever contributed in the past. Each Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the IRC and all other Legal Requirements. Seller has delivered to Buyer correct and complete copies of all Employee Benefit Plans, including without limitation, all agreements, plan documents and summary plan descriptions. The Seller has no liability arising from any Employee Benefit Plan, except for any liability reflected in the Seller's most recent Interim Financial Statements or which is accrued in the Ordinary Course of Business since the date of such Interim Financial Statements.

         4.17 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Business or the ownership or use of any of its assets, or relating to employment.

         4.18 GOVERNMENTAL AUTHORIZATIONS.

                  4.18.1. SCHEDULE 4.18.1 contains a complete and correct list of each Governmental Authorization that is held by the Seller or that otherwise relates to the business of, or to any of the assets owned or used by, the Seller. Each Governmental Authorization listed or required to be listed in SCHEDULE 4.18.1 is valid and in full force and effect. The Seller has fully complied with all conditions and requirements for, or relating to, all Governmental Authorizations.

                  4.18.2.  The  Governmental  Authorizations  listed in SCHEDULE
         4.18.1 collectively constitute all of the Governmental Authorizations necessary to permit the Seller to lawfully conduct and operate the Business in the manner as currently conducted, and as conducted during the previous three (3) years, and to permit the Seller to own and use the Assets Purchased in the manner in which they are currently owned and used.

                  4.18.3. The Seller has not received any notice or other communication regarding any actual, alleged or potential (i) violation or failure to comply with any Governmental Authorization, or (ii) revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         4.19 LEGAL PROCEEDINGS; ORDERS.

                  4.19.1 Except as described in SCHEDULE 4.19.1 there is no pending Proceeding: (a) that has been commenced by or against the Seller or that otherwise relates to or may affect the Business or any of the Assets Purchased; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereunder. Except as described in SCHEDULE 4.19.1, no such Proceeding has been threatened and no Proceeding has been determined (by adjudication, settlement or otherwise) within the last five (5) years. No event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding; and

                  4.19.2. There is currently no Order to which Seller or any of the Assets Purchased, is subject. The Seller has complied with all Orders to which they, or any of the assets owned or used has been subject.

         4.20 ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in SCHEDULE 4.20, during the twelve (12) month period immediately preceding the date hereof, the Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

                  4.20.1 Amendment to the organizational documents of the Seller;

                  4.20.2 Entry into, termination of, or receipt of notice of termination of any Contract or transaction outside the Ordinary Course of Business, or any Contract or transaction which involves a total commitment by or to Seller in excess of $10,000; or

                  4.20.3 Change in any of the accounting methods or principles used by the Seller.

         4.21 CONTRACTS; NO DEFAULTS.

                  4.21.1 SCHEDULE 4.21.1 contains a complete and correct list, and Seller has delivered to Buyer true and complete copies, of:

                           a. Each  Contract  that  involves the  furnishing  or
                  performance of services, or the delivery, sale, lease or transfer of goods, materials or products, by the Seller, including, but not limited to, purchase orders received by Seller;

                           b. Each  Contract  that  involves the  furnishing  or
                  performance of services to, or the purchase, lease or receipt of goods, materials, inventory, supplies, products or other personal property by the Seller, including, but not limited to, purchase orders issued by Seller;

                           c. Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property;

                           d. Each  licensing  agreement or other  Contract with
                  respect to any Intellectual Property Assets;

                           e. Each offer or agreement  for the  employment of or
                  receipt of any services from any Person on a full-time, part-time, consulting, commission or any other basis;

                           f. Each Contract containing covenants that in any way
                  purport to restrict the business activity of the Seller or any of its employees, agents or representatives;

                           g. Each Contract for capital expenditures, if any;

                           h. Each warranty, guaranty, or other similar undertaking extended by the Seller for or with respect to any of the Seller's products or services or otherwise providing any rights or benefits to any Person;

                           i.  Each  Contract   with  any   employee,   officer,
                  director,   shareholder,  sales  representative,   consultant,
                  distributor, Representative or agent of the Seller;

                           j. Each Contract  relating to  Intellectual  Property
                  Assets;

                           k. Each  Contract  not entered  into in the  Ordinary
                  Course of Business;

                  4.21.2. Each Contract is in full force and effect and is valid and enforceable in accordance with its terms.

                  4.21.3 Seller is, and at all times has been, in full compliance with all applicable material terms and requirements of each Contract, each other Person that has or had any obligation or liability under any Contract is, and at all times has been, in material compliance with all applicable terms and requirements of such Contract, and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate, cancel, terminate or modify, any Contract.

         4.22 INSURANCE. SCHEDULE 4.22 sets forth a description of each insurance policy of Seller, all insurance claims filed by Seller within the last two (2) years and all open claims under such policies. With respect to each such insurance policy, the policy is legal, valid, binding, enforceable and in full force and effect, the policy shall be maintained by Seller without change through the Closing Date, and neither Seller nor any other Person is in breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

         4.23 ENVIRONMENTAL MATTERS. Seller is, and at all times has been, in full compliance with, and has never been in violation of or liable under, any Environmental Law and has never engaged in any Hazardous Activity. To the best of Seller's knowledge, its Facilities have never been in violation of or liable under, any Environmental Law.

         4.24 EMPLOYEES/REPRESENTATIVES.

                  4.24.1 SCHEDULE 4.24 contains a complete and accurate list of the following information for each employee of the Seller, including each employee on leave of absence or layoff status: (a) name; (b) job title; (c) current compensation and bonus paid or payable; (d) vacation accrued; (e) service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan; and (f) all other compensation, bonus and overtime pay, as applicable, for the calendar year immediately preceding the date of the Interim Financial Statements.

                  4.24.2. Except for Seller's Shareholder Agreement (a copy of which has been provided to Buyer) and as otherwise set forth in
         SCHEDULE 4.24.2, no officer or director or to Seller's knowledge, employee of the Seller is a party to, or is otherwise bound by any confidentiality noncompetition, or proprietary rights agreement, between such employee, officer or director and any other Person.

                  4.24.3. SCHEDULE 4.24.3 lists each current sales representative, commissioned salesperson, consultant or other agent or representative of the Seller ("Representatives"), and all former Representatives terminated within the last 3 years, to which the Seller owes any Liability, together with a complete description of the compensation or Liability payable to such Representatives and all Contracts relating thereto, and Seller has delivered to Buyer a true and complete copy of each such Contract and/or all amendments thereto.

                  4.24.4. To Seller's Knowledge, all Representatives (except Shareholder, Robert C. Hunter and John McKenna) and employees of Seller intend to continue their employment or other business relationship with the Buyer following the Closing. The Seller has not received any notice of termination or resignation from any current director, officer, employee, agent or Representative of the Seller.

         4.25 LABOR RELATIONS; COMPLIANCE. There has not been, there is not presently pending or existing, and there is not threatened, any Proceeding against or affecting the Seller relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the NLRB, the EEOC, or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting the Seller or its Business. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. The Seller has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. The Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing or other Legal Requirements.

         4.26 INTELLECTUAL PROPERTY.

                  4.26.1. SCHEDULE 4.26.1 contains a complete and accurate list and summary description of all Intellectual Property Assets owned by Seller, relating to or included in the Assets Purchased or otherwise used in the operation of the Seller's Business as it is currently conducted and as it has been conducted during the five (5) year period prior to the date hereof.

                  4.26.2. Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Seller has the sole and undiminished right to the use of the Intellectual Property Assets without any Liability for royalties or other payments to a third party.

                  4.26.3 No patent, mark, copyright, trade secret or other Intellectual Property Assets violates or infringes upon any rights of any Person, or, to Seller's Knowledge, has been challenged or threatened in any way or violates any law.

         4.27 SUBSIDIARIES; PARTNERSHIPS; JOINT VENTURES. Except as disclosed in
SCHEDULE 4.27, the Seller has never owned, directly or indirectly, any voting, equity, profit or other interest in any subsidiary, partnership, joint venture or other Person.

         4.28 FINDERS OR BROKER FEES. Other than the fee owed by Seller to Robert D. Laufer & Associates as a result of the Consultation Fee Agreement entered into by Seller with said broker on or about April 26, 2004, which fee shall be payable by Seller at the Closing and taken out of the proceeds which would have otherwise been delivered to Seller and/or Seller's shareholders at the Closing, there are no broker commissions, finders fees or other payments of like nature payable to any Person in connection with the transactions contemplated hereunder, and in no event will the Buyer have any Liability for any fee or commission including, but not limited to, any finders, originators or brokers fee in connection with the transactions contemplated hereby.

         4.29 RELATED PARTY TRANSACTIONS/COMPETITIVE INTEREST. All of the transactions entered into by Seller have been conducted on an arms length basis. No portion of the sales or other ongoing business relationships of the Seller is dependent upon any familial or other personal relationship of Seller, shareholders or of any of the officers, directors or other employees of the Seller or shareholders. Neither Seller, Shareholder, Robert C. Hunter, John McKenna, or any officer or director of Seller, nor to Seller's Knowledge, other employee of the Seller, own(s), directly or indirectly, any interests or have any business or enterprise which is a competitor or potential competitor of the Seller.

         4.30 DISCLOSURE.

                  4.30.1. No representation or warranty of Seller in this Agreement and no statement in the Schedules hereto omits to state any fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  4.30.2. No notice given pursuant to this Agreement or otherwise will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  4.30.3. There is no fact known to Seller that has application to the Seller (other than general economic or industry conditions) and that may have a material adverse affect on the assets, business, prospects, financial condition, or operations of the Seller or on the Buyer's conduct of Seller's business and use of the Assets Purchased that has not been set forth in this Agreement or the Schedules.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         As a material inducement of Seller entering into this Agreement and knowing and acknowledging that Seller is relying upon the same, Buyer hereby makes, as of the date hereof, the following representations and warranties to
Seller:

         5.1 ORGANIZATION AND GOOD STANDING. Buyer is a Michigan corporation and a Maine corporation, respectively, duly organized, validly existing, and in good standing under the laws of such respective states.

         5.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the transactions contemplated hereunder by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereunder pursuant to:

                  5.2.1. Any provision of Buyer's organizational documents; or

                  5.2.2. Any resolution adopted by the Board of Directors or the shareholders of Buyer;

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereunder.

         5.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereunder. To Buyer's knowledge, no such Proceeding has been threatened.

                                   ARTICLE 6
              INDEMNIFICATION, REMEDIES AND POST CLOSING COVENANTS
              ----------------------------------------------------

         6.1 SURVIVAL, RIGHT TO INDEMNIFICATION. All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules, any certificate delivered pursuant to this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing and continue in perpetuity and in full force and effect thereafter, except for the representations and warranties contained in Sections 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20,  4.21,  4.22,  4.24,  4.25,  4.26,  4.27 and 4.29 which shall  survive the
Closing and continue for a period of two (2) years thereafter. The right to indemnification, payment of Damages (as hereinafter defined) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

         6.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER. Seller will indemnify, defend and hold harmless Buyer and its respective representatives, stockholders, controlling Persons, and affiliates (collectively the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, Liability, claim, Damage (including incidental and consequential damages), expense (including costs of investigation, defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively "Damages"), arising, directly or indirectly, from or in connection with:

                  6.2.1 Any breach of any representation or warranty made by Seller or Shareholder in this Agreement, the Schedules, the supplements to the Schedules, the Exhibits or any other certificate or document delivered by Seller, Seller's shareholders or Representatives, pursuant to this Agreement;

                  6.2.2. Any Liability of the Seller and any liability which otherwise relates to or arises out of the Business, Assets Purchased or Leased Property, or any activities, occurrences, circumstances or events prior to the Closing.

                  6.2.3. Any Liability arising out of any Contract of Seller, except for the performance due by Buyer under the Assumed Contracts following the Closing.

                  6.2.4. Any breach by Seller and/or Shareholder of any covenant or obligation of Seller or Shareholder in this Agreement;

                  6.2.5. Any Excluded Liability;

                  6.2.6. Any Liability or claim for any Tax which relates to any period prior to or including the Closing Date;

                  6.2.7 Any Liabilities in any way arising from any Hazardous Activity conducted or allegedly conducted with respect to the Leased Property or the operation of the Seller company prior to the Closing, and/or any Liability resulting from a breach by Seller of any other Environmental Laws;

                  6.2.8 Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Seller's shareholders (or any Person acting on their behalf) in connection with any of the transactions contemplated hereunder or any other transaction, including any claim by Robert D. Laufer & Associates for any such fees or commissions;

                  6.2.9 Reliance by Buyer on any books or records of the Seller or information furnished by Seller or any of the directors or officers of Seller, or any shareholders, to Buyer, to the extent any of such information should prove to be incorrect or false;

                  6.2.10. Any Liability or claim for any compensation, damages, bonuses, remuneration, workers' compensation benefits, health, life or other insurance benefits, or any other employee benefits or claims by or for any of the agents, employees or Representatives of the Seller arising from or relating to any Employee Benefit Plan, or any other accrual, event or occurrence;

                  6.2.11.  Any  Liability or claim  arising  from the  services,
         treatment,   employment  or  termination  of  any  employee,  agent  or
         Representative of the Seller on or as of the Closing Date; and

                  6.2.12. Any Liability arising from any breach, violation or non-compliance of any Legal Requirement prior to the Closing.

                  6.2.13. Any Liability arising from claims made against Buyer, its agents, representatives and affiliated parties by any shareholder of Seller.

         6.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any loss, Liability, claim, Damage (including incidental and consequential damages), expense (including costs of investigation, defense and reasonable attorneys' fees), arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

         6.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SHAREHOLDER. Shareholder will indemnify, defend and hold harmless Buyer, its agents, representatives and affiliated parties, and will pay to them the amount of any loss, Liability, claim, Damage (including incidental and consequential damages), expense (including costs of investigation, defense and reasonable attorneys' fees), arising directly or indirectly, from or in connection with any claim brought by any shareholder of Seller relating to the Seller, any of its other shareholders, and/or its Business, except claims relating to Buyer's breach of this Agreement.

                                    ARTICLE 7
                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, the following terms have the following meanings:

         7.1 "Agreement" shall mean this Asset Purchase Agreement together with all Schedules, documents, Exhibits and instruments delivered in connection with this Asset Purchase Agreement.

         7.2 "Breach" shall mean a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement, any Schedule or any instrument delivered pursuant to this Agreement and will be deemed to have occurred if there is or has been (a) any inaccuracy or error in, failure or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, whether material or otherwise, or (b) any claim by any Person or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision.

         7.3 "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in Detroit, Michigan are open for the general transaction of business.

         7.4 "Employee Benefit Plan" shall mean any qualified and/or non-qualified fringe benefit, disability, health, medical, life insurance, supplemental compensation, incentive, wage continuation, retirement, pension, profit sharing, bonus, deferred compensation, stock ownership or other plan, trust, policy or arrangement involving any past, present or future employee, consultant, representative, or agent of the Seller, including without limitation any plan, program or arrangement defined in or relevant to any provision of ERISA.

         7.5 "Encumbrance" shall mean any charge, claim, community property or dower interest, mortgage, equitable interest, lien, encumbrance, option, pledge, security interest, right of first refusal, contract, Liability or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         7.6 "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         7.7  "Governmental  Body" shall mean any:  (a) federal,  state,  local, municipal, foreign, or other government; or (b) governmental or quasi-governmental authority of any nature, including without limitation, (i) any governmental agency, branch, department, official, or entity, (ii) any court, judicial authority or other tribunal, and (iii) any arbitration body or tribunal.

         7.8 "Hazardous Materials" shall mean any waste or other substance that is listed, regulated, defined, designated, or classified under, or otherwise determined to be, hazardous, radioactive, toxic, or a pollutant or a contaminant pursuant to, any Environmental Law and shall include materials or equipment containing polychlorinated biphenals or asbestos in any form.

         7.9 "Intellectual  Property Assets" shall include the following assets:
(a) Seller's name, all fictional business names, trade names, registered and unregistered trademarks, service marks and applications; (b) all patents, patent applications, and inventions and discoveries that are or may be patentable; (c) all copyrights in both published works and unpublished works; and (d) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints, owned, used or licensed by the Seller, or otherwise referenced in or affected by any Contract.

         7.10 "Knowledge" of any Person shall be deemed to include a particular fact or other matter if: (a) such Person is actually aware of such fact or other matter; or (b) a prudent Person could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person other than an individual will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         7.11  "Legal  Requirement"  shall  mean  any  federal,   state,  local,
municipal, foreign, or other administrative order, law, charter, ordinance, code, principle of common law, case, decision, regulation, or statute.

         7.12 "Liability" shall mean any present or future liability or obligation whether known or unknown, foreseeable or unforeseeable, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

         7.13 "Ordinary Course of Business" shall mean an action taken by a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person and such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         7.14 "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         7.15 "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator or Person.

         7.16 "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, assessment or charge by a Governmental Body of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                                   ARTICLE 8
                               GENERAL PROVISIONS
                               ------------------

         8.1 CONFIDENTIALITY. Given that a certain affiliate of Buyer is publicly traded, among other reasons, the Seller and Shareholder will maintain and hold in confidence and not disclose any information concerning the business and affairs of the Seller and the Buyer that is not already generally available to the public and is not otherwise used in the business of Seller

("Confidential Information"), refrain from using any Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that Seller and Shareholder are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the aforementioned parties is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may without liability hereunder, disclose that portion of the Confidential Information which such party is required to disclose. In addition, the Confidentiality Agreement entered into by and among the parties dated April 26, 2004 shall remain in full force and effect unless contradictory to this Agreement, in which case the confidentiality provisions of this Agreement shall control.

         8.2 EXPENSES. Except as otherwise expressly provided in this Agreement, the Seller and Shareholder, on the one hand, and the Buyer, on the other hand, shall bear their own respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereunder, including, but not limited to fees and expenses of agents, representatives, investment bankers, advisors, consultants, legal counsel and accountants (collectively "Transaction Costs"). In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

         8.3 SCHEDULES. The Schedules are numbered to correspond to the various sections of this Agreement relating to the representations and warranties contained in this Agreement and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein.

         8.4 [INTENTIONALLY OMITTED].

         8.5 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereunder will be issued, if at all, at such time and in such manner as determined by Buyer. Unless consented to by each party hereto in advance or required by Legal Requirements prior to the Closing, all parties shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Shareholder and Buyer will consult with each other concerning the means by which the Seller's employees, customers, and suppliers and others having dealings with the Seller will be informed of the transactions contemplated hereunder, and Buyer will have the right to be present for any such communication.

         8.6 ARBITRATION. Any and all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved exclusively and conclusively by binding arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held at the office of the American Arbitration Association located in Southfield, Michigan. The

Arbitrator shall include as part of any award, that the non-prevailing party (as to a particular issue) reimburse all reasonable expenses and attorney fees to the prevailing party relating to such issue. Any award or decision as a result of such arbitration shall be final and binding upon the parties, shall not be subject to appeal and shall be enforceable by entry of a judgment by any court of competent jurisdiction.

         8.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), or (d) three (3) business days following the deposit of same in the U.S. mail, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

             Seller:                Merit Staffing Resources, Inc.
                                    c/o Harriette Hunter
                                    48 Cherry Street
                                    Westwood, MA 02090
                                    Fax No. ___________________

             With a copy to:        Clark C. Hambley, Esq.
                                    Givertz, Hambley, Scheffee and Lavoie, P.A.
                                    215 Commercial Street
                                    Portland, ME 04101
                                    Fax No. (207) 772-4976

             Shareholders:          c/o Harriette Hunter
                                    48 Cherry Street
                                    Westwood, MA 02090
                                    Fax No. __________________

             Buyer:                 Arcadia Health Services, Inc.
                                    26777 Central Park Boulevard, Suite 200
                                    Southfield, Michigan 48076
                                    Attn:  John E. Elliott, II/Cathy Sparling
                                    Fax No. (248) 352-7534

             With a copy to:        Kerr, Russell and Weber, PLC
                                    500 Woodward Avenue, Suite 2500
                                    Detroit, MI  48226
                                    Attn:  Eric I. Lark, Esq.
                                    Fax No. (313) 961-0388

             Buyer:                 Second Solutions, Inc.
                                    455 Main Street
                                    Springvale, ME  04083
                                    Fax No. __________________

         8.8 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated herein, shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

         8.9 RECOUPMENT. Seller and Shareholder hereby agree and acknowledge that in the event that any amount is or becomes due or payable by Seller to the Buyer as Damages or otherwise, the Buyer shall have the option (but not obligation) to elect to reduce, on a dollar-for-dollar basis, any amount owed, due or payable under this Agreement, under the excess Accounts Receivable Payments or the 48-Month Payment or otherwise, by any such amount due or payable to Buyer, which recoupment may be applied against one or more payments due, and/or treated as a prepayment under the excess Accounts Receivable Payments or the 48-Month Payment, or otherwise, as the Buyer may elect from time to time. This elective right of setoff shall be cumulative and in addition to any and all additional remedies to which Buyer may be entitled at law or in equity.

         8.10 FURTHER ASSURANCES. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         8.11 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right, unless done so in writing signed by the party asserting such claim or right; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         8.12 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         8.13 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authoring of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute of law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context expressly provides otherwise. The word "including" shall mean including without limitation. All words used in this Agreement will be construed to be of such gender or number as the circumstances may require. If any party has Breached any representation, warranty or covenant contained in this Agreement, the fact that such party may not have Breached another representation, warranty or covenant contained in this Agreement which also relates to the same or similar subject matter shall not detract from or mitigate the fact that the party is in Breach of the first representation, warranty or covenant (regardless of the relative levels of specificity among such various representations, warranties or covenants). In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules, the statements in the body of this Agreement will control.

         8.14 ASSIGNMENTS; SUCCESSORS; NO THIRD PARTY RIGHTS. No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary, parent or affiliate of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing contained in this Agreement will be construed to give any Person other than the parties to this Agreement (and their successors and assigns) and those Persons expressly identified herein as receiving or obtaining rights or benefits hereunder, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

         8.15 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or arbitrator, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.16 SECTION HEADINGS. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement.

         8.17 GOVERNING LAW. This Agreement will be governed by the internal laws of the State of Michigan without regard to conflicts of laws principles.

         8.18 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement, (b) said party has relied solely and completely upon its own judgment in executing this Agreement, (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, (d) said party has acted voluntarily and of its own free will in executing this Agreement, (e) said party is not acting under duress, whether economic or physical, in executing this Agreement, and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         8.19 SELLER/SHAREHOLDER COOPERATION POST CLOSING. Seller and Shareholder agree to provide the necessary time needed for a smooth transition of the Business in a timely manner, including but not limited to (a) conducting with Buyer a meeting with current field employees and staff to explain the changes occurring, (b) introducing Buyer to all business contacts, (c) introducing Buyer, in person, to all clients and potential clients in process,
(d) being available for questions and problem resolution the first ninety (90) days after Closing, as needed.

         8.20 COUNTERPARTS/FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A facsimile signature of any party shall be immediately binding upon such party and have the same legal effect as a original signature of such party.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

WITNESSES:                                     BUYER:
                                               -----

                                               ARCADIA HEALTH SERVICES, INC.,
                                               A MICHIGAN CORPORATION

/s/ Phyllis Pheeney                            By:  /S/ CATHY SPARLING
--------------------------                        ------------------------------
Phyllis Pheeney                                         Cathy Sparling
                                               Its:     Chief Operating Officer


                                               SECOND SOLUTIONS, INC.,
                                               A MAINE CORPORATION

/s/ Jonathan C. Hunter                         By:  /S/ MARJORIE HESS
--------------------------                         -----------------------------
Jonathan C. Hunter                                      Marjorie Hess
                                               Its:     President


                                                SELLER:
                                                -------

                                                MERIT STAFFING RESOURCES, INC.,

                                                A MAINE CORPORATION

/s/ Jonathan C. Hunter                          By: /S/ HARRIETTE HUNTER
-------------------------                          -----------------------------
Jonathan C. Hunter                                      Harriette Hunter
                                                Its:    President

                                                SHAREHOLDER:
                                                ------------

                                                    /S/ HARRIETTE HUNTER
                                                   -----------------------------
                                                Harriette Hunter